As filed with the Securities and Exchange Commission on August 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iCoreConnect Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-2462502
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

529 Crown Point Road, Suite 250 Ocoee, Florida	34761
(Address of Principal Executive Offices)	(Zip Code)

iCoreConnect Inc. 2023 Stock Plan

(Full title of the plans)

Archit Shah

Chief Financial Officer

529 Crown Point Road, Suite 250

Ocoee, Florida 34761

(888) 810-7706

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Cavas S. Pavri, Esq.

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

(202) 724-6847

Facsimile: (202) 778-6460

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of iCoreConnect Inc.  (the “Registrant”) on Form S-8 relating to the same employee benefit plan is effective.

This Registration Statement registers an additional 11,000,000 shares of common stock, par value $0.0001 (“Common Stock”), of the Registrant to be issued pursuant to the iCoreConnect Inc. 2023 Stock Plan, as amended (the “2023 Plan”).  The Registrant previously registered shares of Common Stock for issuance under its 2023 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2023 (file no. 333-277297) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 (filed on April 19, 2024 and as amended on April 29, 2024);

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 (filed May 15, 2024) and June 30, 2024 (August 16,2024);

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 4, 2024; January 5, 2024; February 8, 2024; February 16, 2024; February 28, 2024; April 3, 2024; May 8, 2024; May 10, 2024; May 28, 2024; May 31, 2024; June 17, 2024; July 1, 2024; July 11, 2024; August 1, 2024 and August 12, 2024, in each case to the extent the information in such reports is filed and not furnished.

(d) The definitive proxy statement filed May 13, 2024; and

(e) The description of the Registrant’s common stock, par value $0.0001 per share contained in its Registration Statement on Form 8-A, dated and filed with the SEC on February 24, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of iCoreConnect Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 31, 2023)
3.2	Certificate Of Amendment to The Second Amended and Restated Certificate of Incorporation of iCoreConnect Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed May 31, 2024)
3.2	Amended and Restated Bylaws of iCoreConnect Inc. (incorporated by reference to Exhibit 3.2 of the Form 8-K filed August 31, 2023)
5.1*	Opinion of ArentFox Schiff, LLP
23.1*	Consent of Marcum LLP
23.2*	Consent of ArentFox Schiff LLP (included in exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
99.1*	iCoreConnect 2023 Stock Plan (as amended May 31, 2024) and forms of award agreements
107*	Filing fee table

_____________________________

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ocoee, Florida, on August 16, 2024.

ICORECONNECT INC.
(Registrant)

By:	/s/ Robert P. McDermott
Robert P. McDermott
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert P. McDermott or Archit Shah as attorney-in-fact and agent, with full power of substitution and re-substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Robert P. McDermott	Chief Executive Officer, President and Director
Robert P. McDermott	(Principal Executive Officer)	August 16, 2024

/s/ Archit Shah	Chief Financial Officer
Archit Shah	(Principal Financial Officer and Principal Accounting Officer)	August 16, 2024

/s/ Kevin Patrick McDermott
Kevin Patrick McDermott	Director	August 16, 2024

/s/ John Robert Pasqual
John Robert Pasqual	Director	August 16, 2024

/s/ Yvonne Ellen Hyland
Yvonne Ellen Hyland	Director	August 16, 2024

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